UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

Sensei Biotherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39980	83-1863385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

451 D Street, Suite 710 Boston, MA	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 243-8000

1405 Research Blvd, Suite 125

Rockville, MD 20850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	SNSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of William Ringo to Board of Directors

Effective March 8, 2022, the board of directors (the “Board”) of Sensei Biotherapeutics, Inc. (the “Company”) appointed William Ringo to serve as Chair of the Board of the Company and as a member of the Company’s compensation committee and nominating and corporate governance committee. Mr. Ringo will serve as a Class I director whose term will expire at the 2022 annual meeting of stockholders.

There is no arrangement or understanding between Mr. Ringo and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Ringo and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Mr. Ringo requiring disclosure under Item 404(a) of Regulation S-K.

Additional information about Mr. Ringo is set forth below:

William Ringo, age 76, Mr. Ringo most recently served as Interim Chief Executive Officer of Five Prime Therapeutics, Inc. (Five Prime) from September 2019 until April 2020. From 2010 until 2015, Mr. Ringo was a senior advisor with Barclays Capital, the global investment banking division of Barclays Bank PLC. From 2010 until 2015, Mr. Ringo served as a strategic advisor with Sofinnova Ventures, a life sciences-focused investment firm. Prior to his advisory roles with Barclays Capital and Sofinnova Ventures, Mr. Ringo served as Senior Vice President of Strategy and Business Development for Pfizer Inc., a biopharmaceutical company, from 2008 until his retirement in 2010. From 2004 to 2006, Mr. Ringo served as President and Chief Executive Officer of Abgenix, Inc., a biotechnology company acquired by Amgen, Inc. His experience in the global pharmaceutical sector also includes nearly 30 years with Lilly. Over the course of his career with Lilly, Mr. Ringo served in numerous executive roles, including Product Group President for oncology and critical care, President of internal medicine products, President of the infectious diseases business unit, and Vice President of sales and marketing for U.S. pharmaceuticals. He also was a member of Lilly’s operating committee. Mr. Ringo has been a director of Assembly Biosciences, Inc. since 2014 and has served as non-executive Chairman of the Board since 2015. Prior to Assembly, In the last five years, Mr. Ringo was formerly a director of Five Prime, Immune Design Corp., Sangamo Biosciences, Inc., Mirati Technologies, Inc. and, prior to its being acquired by Lilly, Dermira, Inc. Mr. Ringo received a B.S. in business administration and an M.B.A. from the University of Dayton.

In accordance with the Company’s non-employee director compensation policy, upon commencement of his service Chair of the Board, under its 2021 Equity Incentive Plan, Mr. Ringo was granted (i) an option grant to purchase 29,100 shares of the Company’s common stock, with the shares vesting in 36 equal monthly installments, subject to his continued service as a director through the applicable vesting date, (ii) a restricted stock unit (“RSU”) award for 8,933 shares of the Company’s common stock, with the shares vesting in three equal annual installments, subject to his continued service as a director through the applicable vesting date and (iii) a RSU award for 10,000 shares of the Company’s common stock, with the shares vesting in full on the first anniversary of the date of grant, subject to his continued service as a director though the applicable vesting date. Additionally, Mr. Ringo will be entitled to receive a $70,000 annual retainer for his service as Chair of the Board, a $5,000 annual retainer for his service as a member of the compensation committee and a $4,000 annual retainer for his service as a member of the nominating and corporate governance committee. At each annual stockholder meeting following which Mr. Ringo’s term as a director continues (beginning with the 2023 annual meeting of stockholders), Mr. Ringo will be entitled to receive (i) an additional stock option to purchase 14,550 shares of the Company’s common stock, which option will vest and become exercisable in 12 equal monthly installments following the date of grant and in any event will be fully vested on the date of the next annual meeting of stockholders, subject to his continued service as a director though the applicable vesting date and (ii) an additional RSU award for 4,466 shares of the Company’s common stock, which will vest in full on the first anniversary of the date of grant, subject to his continued service as a director though the applicable vesting date. Mr. Ringo has also entered into the Company’s standard form of indemnification agreement.

Item 7.01	Regulation FD Disclosure.

On March 9, 2022, the Company issued a press release announcing the appointment of Mr. Ringo. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release, dated March 9, 2022.

104	The cover page from Sensei Biotherapeutics, Inc.’s Form 8-K filed on January 10, 2022, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sensei Biotherapeutics, Inc.

Date: March 9, 2022	/s/ John Celebi
John Celebi
President and Chief Executive Officer